Exhibit (c)(14)

STRICTLY CONFIDENTIAL

Project Napa

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Update Materials for the Special Committee of the Board of Directors

July 8, 2016

Update

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Certain of Napa s operating statistics fall on the higher end of the range of those statistics for companies used in the Selected Public SaaS Companies and the Selected Precedent Transactions, and may justify utilizing materially higher multiples than the median multiples illustrated below

    Selected

    PublicSelected

    SaaSPrecedent

    OrlandoOrlandoNapa Illustrative Share PriceNapaNapaCompanies Transactions ¹

    Current Proposal ResponseResponse Response

    (7/7/16)(6/1/16)(6/9/16)(6/11/16)(6/6/16)

($ in millions, except per share data)     $73.02$100.00$106.00$108.00$110.00$112.00$114.00$116.00$118.00$120.00$125.00MedianMedian

Premiums    Date Statistic

% Current    7/7/16 $73.02—36.9%45.2%47.9%50.6%53.4%56.1%58.9%61.6%64.3%71.2%34.7%

% 1-Month Prior Average    6/7/16 76.72(4.8%)30.3%38.2%40.8%43.4%46.0%48.6%51.2%53.8%56.4%62.9%45.4%

% 1-Year Prior Average    7/7/15 79.84(8.5%)25.2%32.8%35.3%37.8%40.3%42.8%45.3%47.8%50.3%56.6%42.1%

Discount to 52-Week High    7/24/15 102.46(28.7%)(2.4%)3.5%5.4%7.4%9.3%11.3%13.2%15.2%17.1%22.0%10.1%

Premium to 52-Week Low    2/16/16 51.7541.1%93.2%104.8%108.7%112.6%116.4%120.3%124.2%128.0%131.9%141.5%105.5%

Fully Diluted Shares Outstanding     83.62086.16685.88585.82385.76085.69685.63285.56788.17188.10488.014

Implied Equity Value     $6,106$8,617$9,104$9,269$9,434$9,598$9,762$9,926$10,404$10,573$11,002

Plus: Debt ²     $315$315$315$315$315$315$315$315$5$5$5

Less: Cash     ($387)($387)($387)($387)($387)($387)($387)($387)($387)($387)($387)

Implied Enterprise Value     $6,034$8,544$9,032$9,197$9,361$9,526$9,690$9,854$10,022$10,190$10,620

Financial Multiples:     Statistic

Reported

TEV / Revenue—LTM (3/31/16)    $792.9 7.6x10.8x11.4x11.6x11.8x12.0x12.2x12.4x12.6x12.9x13.4x9.2x

Wall Street Consensus

TEV / Revenue—CY2016E     $966.66.2x8.8x9.3x9.5x9.7x9.9x10.0x10.2x10.4x10.5x11.0x8.1x

TEV / Revenue—NTM (3/31/17) ³    1,028.3 5.9x8.3x8.8x8.9x9.1x9.3x9.4x9.6x9.7x9.9x10.3x7.6x8.0x

TEV / Revenue—CY2017E     1,226.34.9x7.0x7.4x7.5x7.6x7.8x7.9x8.0x8.2x8.3x8.7x6.3x

Source: Capital IQ, Napa and Selected Public SaaS Companies’ Filings, Wall Street Research

1. Selected Precedent Transactions premiums represent premiums to 1-day prior, 1-month, 1-year average stock price, 1-year high, and 1-year low stock prices prior to deal announcement,    respectively

2. Assumes conversion of $310mm of convertible debt at prices above $116.10/share. Assumes additional make whole shares related to convertible debt at CIC     [ 1 ]

3. NTM represents fiscal quarter ending March 31 for Napa, and Wall Street projections for next four fiscal quarters ended for Selected Public SaaS Companies

Selected Public SaaS Companies

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As of July 7, 2016     RevenueGrossEBITDALTEnterprise Value /Enterprise Value /

Enterprise Revenue    GrowthMargin Margin GrowthRevenueEBITDA ¹

($ in millions)    Value CY’16E’15A-‘16E ‘16E-‘17E CY’16ECY’16ERateLTMCY’16ECY’17ECY’16ECY’17E

Selected Public SaaS Companies

salesforce.com, inc.    $55,869 $8,31424.7%21.7%76.9%20.1%30.6%7.9x6.7x5.5x33.4x25.1x

Workday, Inc.    14,822 1,55433.7%30.7%71.9%8.5%38.3%11.8x9.5x7.3xn/mn/m

Palo Alto Networks, Inc.    11,545 1,58325.5%31.5%77.4%21.6%43.7%9.2x7.3x5.5x33.7x22.9x

ServiceNow, Inc.    11,542 1,37036.2%30.2%75.0%17.9%43.9%10.5x8.4x6.5x47.0x30.0x

Splunk, Inc.    7,245 89734.2%28.4%85.8%8.4%50.0%9.9x8.1x6.3xn/mn/m

The Ultimate Software Group, Inc.    6,308 77926.1%21.9%63.3%24.9%23.3%9.6x8.1x6.6x32.5x26.2x

Cornerstone OnDemand, Inc.    2,247 43227.2%24.1%72.2%7.9%20.0%6.2x5.2x4.2xn/m40.2x

Overall Mean     $2,13329.7%26.9%74.6%15.6%35.7%9.3x7.6x6.0x36.6x28.9x

Overall Median     1,37027.2%28.4%75.0%17.9%38.3%9.6x8.1x6.3x33.5x26.2x

Napa (Wall Street)    $6,034 $96730.4%26.9%69.8%8.0%44.4%7.6x6.2x4.9xn/mn/m

Source:    Capital IQ, Napa and Selected Public SaaS Company Filings

Note:    All years represent calendar years [ 2 ]

1.    EBITDA multiples above 50x are shown as “n/m”

Selected Precedent Transactions

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Date     Form ofLTMLTM to NTMImplied TEV to

Announced    Target AcquirorConsideration Revenue ¹Revenue Growth ² Implied TEVLTM RevenueNTM Revenue

06/01/16    Demandware, Inc. salesforce.com, inc.Cash$25426.0%$2,78811.0x8.7x

10/21/15    SolarWinds, Inc. Silver Lake; Thoma Bravo, LLCCash48614.0%4,4469.2x8.0x

12/22/14    DataLogix Holdings, Inc. ³ Oracle CorporationCash10339.4%1,18911.6x8.3x

09/18/14    Concur Technologies, Inc. SAP America, Inc.Cash66821.2%8,59212.9x10.6x

06/13/14    OpenTable, Inc. The Priceline Group Inc.Cash19819.0%2,57013.0x10.9x

12/20/13    Responsys, Inc. Oracle CorporationCash19417.5%1,4577.5x6.4x

06/04/13    ExactTarget, Inc. salesforce.com, inc.Cash31723.9%2,5398.0x6.5x

12/20/12    Eloqua, Inc. Oracle CorporationCash9019.4%8729.7x8.1x

08/27/12    Kenexa Corp. IBMCash31825.0%1,2984.1x3.3x

05/22/12    Ariba Inc. SAP America, Inc.Cash50213.3%4,4118.8x7.8x

02/09/12    Taleo Corp. Oracle CorporationCash30918.3%1,9426.3x5.3x

12/03/11    SuccessFactors, Inc. SAP America, Inc.Cash29237.9%3,57112.2x8.9x

10/24/11    Rightnow Technologies, Inc. Oracle CorporationCash21614.1%1,6067.4x6.5x

Average     22.3%9.3x7.6x

Median     19.4%9.2x8.0x

Napa    $79329.7%$6,0347.6x5.9x

Sources:    Capital IQ, Target and Acquiror Filings, Wall Street Research

1.    LTM revenue for precedent transactions represents the revenue in the four fiscal quarters prior to the transaction

2.    NTM revenue for precedent transactions represents forecasted revenue for the four fiscal quarters following the transaction

3.    DataLogix Holdings, Inc. financial information was provided by Orlando Management, as DataLogix Holdings, Inc. was private at the time of transaction [ 3 ]

4.    LTM revenue as of 3/31/16, NTM revenue as of 3/31/17 per Wall Street Research

Napa Discounted Cash Flow Analysis (Orlando Incremental Model)

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The analysis below is not a standalone DCF of Napa, and instead illustrates the DCF value of the incremental impact of Napa to Orlando s revenue and cash flows and includes the impact of synergies and other benefits that are not available to Napa shareholders on a standalone basis

    For the Fiscal Year Ended May 31,Terminal

($ in millions)     2017E2018E2019E2020E2021EValue

Total Revenue     $1,034$1,324$1,663$2,058$2,489

% Growth     28.0%25.7%23.7%21.0%

Non-GAAP EBIT     2203725988571,152

% Margin     21.3%28.1%35.9%41.6%46.3%

Less: Cash Taxes ¹     (77)(130)(209)(300)(403)

Plus: Depreciation & Amortization ²     41536782100

Less: Stock-based Compensation ³     (155)(155)(155)(155)(155)

    (41)(53)(67)(82)(100)

    —————

Unlevered Free Cash Flow     ($12)$87$234$402$594$19,912

% Growth     —NM168.9%72.1%47.8%

DISCOUNTED CASH FLOW ANALYSIS: SENSITIVITY TABLES

    Implied Share PriceImplied Perpetuity Growth Rate

Discount     LTM Revenue Exit MultipleDiscountLTM Revenue Exit Multiple

Rate    7.0x 7.5x8.0x8.5x9.0xRate7.0x7.5x8.0x8.5x9.0x

9.0%    $144.30 $153.66$162.96$172.28$181.569.0%5.4%5.6%5.8%6.0%6.2%

10.0%    138.08 147.05155.96164.85173.7610.0%6.4%6.6%6.8%7.0%7.2%

11.0%    132.17 140.75149.33157.82166.3311.0%7.3%7.6%7.8%8.0%8.1%

12.0%    126.53 134.80142.98151.17159.2912.0%8.3%8.5%8.8%8.9%9.1%

13.0%    121.21 129.09136.98144.81152.6213.0%9.3%9.5%9.7%9.9%10.1%

Source:    Orlando Management, Napa Filings

Note:    Analysis reflects Napa under Orlando ownership. Assumed date of 5/31/16.

sumes 35% tax rate, per Orlando Management

sumed to be 4% of annual revenue, in-line with Macquarie research estimates for the period

d to be 15% of annual revenue in FY2017E (constant thereafter)

4.    Assumed to equal annual depreciation & amortization expense, per Orlando Management [ 4 ]

5.    Assumed to be zero, per Orlando Management

Summary of Selected Wall Street Research on Napa

($ in millions except per share data)

    Revenue Estimate

Broker    DateRatingTargetQ2 2016E2016E2017E

Cowen    06/23/16 Underweight$70.00$230.5$964.9$1,212.7

BMO Capital Markets    06/14/16 Neutral90.00231.9968.51,242.0

William Blair    05/23/16 OverweightN/A230.1965.01,212.0

Macquarie    05/20/16 Neutral76.00229.8966.21,228.3

Morgan Stanley    05/19/16 Underweight60.00230.0970.01,220.0

JMP Securities    05/18/16 Overweight100.00230.7970.01,268.1

Mizuho Securities USA, Inc.    05/18/16 Neutral70.00230.6959.81,195.2

Pacific Coast Securities—KBCM    05/18/16 NeutralN/A230.0965.11,223.5

Deutsche Bank    05/18/16 Overweight95.00230.4974.41,248.5

RBC     05/17/16Overweight93.00230.0968.31,235.8

MKM Partners    05/05/16 Overweight92.00231.0966.21,217.7

FBN Securities    05/02/16 Overweight100.00231.0965.11,231.1

Societe Generale Cross Asset Research    05/02/16 Underweight76.00N/A967.21,222.3

Raymond James    04/29/16 UnderweightN/A230.7971.51,239.0

SunTrust Robinson Humphrey    04/29/16 Overweight93.00230.3965.31,242.0

BTIG     04/29/16NeutralN/A230.0964.61,220.0

Piper Jaffray    04/29/16 Neutral81.00229.9965.11,223.9

MUFG Securities Americas Inc.    04/29/16 Overweight87.00229.5969.91,246.3

Barclays    04/29/16 Neutral74.00231.0965.91,209.2

JP Morgan    04/29/16 Overweight94.00230.2957.51,170.8

Credit Suisse    04/29/16 Overweight90.00230.8972.71,281.4

Canaccord Genuity    04/28/16 Overweight100.00231.0970.01,227.5

Benchmark Company    02/01/16 Neutral65.00230.0963.21,221.0

High Target     $100.00$231.9$974.4$1,281.4

Median Target     90.00230.4966.21,223.9

Average Target     84.53230.4966.81,227.8

Low Target     60.00229.5957.51,170.8

Current Share Price (As of 07/07/16)     $73.02

Napa Q2’16 Preliminary Results (As of 07/06/16)     N/A~$231.0~$965.0 ąN/A

Sources:    Capital IQ, ThomsonOne and available Wall Street Research [ 5 ]

Note:    “N/A” denotes information not available to Moelis

1.    Napa did not provide additional guidance but noted that it expected to fall near the middle of its previously stated 2016 revenue guidance of $955mm – $975mm

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7/7/13    10/7/13 1/7/144/7/147/7/1410/7/141/7/154/7/157/7/1510/7/151/7/164/7/167/7/16

    VolumeStock Price

1     July 25, 2013: Announces Second Quarter 2013 5 July 24, 2014: Announces Second Quarter 20149 July 23, 2015: Announces Second Quarter 2015

Financial Results (beat analyst revenue    Financial Results (beat analyst revenueFinancial Results (beat analyst revenue

expectations)    expectations)expectations); Appoints Jim McGeever as

    President

2     October 24, 2013: Announces Third Quarter 2013 6 October 23, 2014: Announces Third Quarter 201410 October 22, 2015: Announces Third Quarter 2015

Financial Results (beat analyst revenue    Financial Results (beat analyst revenueFinancial Results (missed analyst revenue

expectations)    expectations)expectations)

    11 January 28, 2016: Announces Fourth Quarter and

3     January 30, 2014: Announces Fourth Quarter and 7 January 29, 2015: Announces Fourth Quarter andFiscal 2015 Financial Results (beat analyst

Fiscal 2013 Financial Results (beat analyst    Fiscal 2014 Financial Results (beat analystrevenue expectations)

revenue expectations)    revenue expectations)

    12 February 5, 2016: Cloud-Based Shares Drop

    Following Tableau’s Forecasted Industry Softness

4     April 28, 2014: Announces First Quarter 2014 8 April 23, 2015: Announces First Quarter 2015

Financial Results (beat analyst revenue    Financial Results (beat analyst revenue

expectations)    expectations); Signs Definitive Agreement to13 April 28, 2016: Announces First Quarter 2016

    Acquire Bronto SoftwareFinancial Results (beat analyst revenue expectations)

Source:    Napa Website, Capital IQ [ 6 ]

Note:    All information on Napa based solely on publicly available information; data as of 7/7/16

3-Year Relative Share Price Trading

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TRADING GAIN / LOSS

    Selected

    Public SaaS

Napa    NASDAQCompanies

1-Month    (13.9%) (2.1%)(6.5%)

3-Month    3.8% 0.2%0.2%

6-Month    (8.3%) 3.6%(0.9%)

1-Year    (18.4%) (2.8%)(0.6%)

2-Year    (15.1%) 9.2%27.2%

3-Year    (22.7%) 39.4%77.6%

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3-Year Relative EV / Forward Revenue Multiple Trading

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SUMMARY AVERAGE STATISTICS

Selected

Public SaaS

Napa Companies

1-Month Avg.    5.9x 6.7x

3-Month Avg.    6.0x 6.9x

6-Month Avg.    5.7x 6.7x

1-Year Avg.    6.8x 7.5x

2-Year Avg.    8.6x 8.2x

3-Year Avg.    10.4x 8.9x

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Contact Information

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Moelis & Company LLC is a U.S.-registered broker dealer and a member of FINRA & SIPC.

Moelis & Company LLC

1999 Avenue of the Stars, Suite 1900

Los Angeles, CA 90067

Tel: (310) 443-2300

399 Park Avenue, 5th Floor

New York, NY 10022

Tel: (212) 883-3800

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